Exhibit 99.2  -  Report of Management as to compliance with minimum
		 servicing standards for the year ended December 31, 2005
a)

[Capital One Auto Finance logo]
Capital One Auto Finance
Attn: 31002-0600
3901 Dallas Parkway
Piano, TX 75093

Report of Management on Compliance


We, as members of management of Capital One Auto Finance, Inc. ("COAF"), a whollyowned subsidiary of Capital One Financial Corporation, are responsible for complying with the requirements of Sections 2.4(a), 3.3(a), 3.3(b), 3.3(c), and 3.4(a) of the
Receivables Sale and Servicing Agreement dated as of June 13, 2003 between PeopleFirsi Finance, LLC and Merrill Lynch Bank USA, as amended by the Amendment Agreement dated as of June 15, 2005 between Capital One Auto Finance, Inc. and Merrill Lynch Bank USA (the "Agreement"). We also are responsible for establishing and maintaining effective internal control over compliance with the requirements referred to above.

An evaluation of COAF's compliance with the requirements of Sections 2.4(a), 3.3(a), 3.3(b), 3.3(c), and 3.4(a) of the Agreement as of December 31, 2005 and for the year then ended has been performed under our supervision. Based on this evaluation, we assert that as of and for the year ended December 31, 2005, COAF complied in all material respects with the requirements of these sections of the Agreement.


Capital One Auto Finance, Inc.

By: /s/ David R. Lawson
Name:	David R. Lawson
Title:	President and Chief Executive Officer

Capital One Auto Finance, Inc.

By: /s/ Patrick C. Gray
Name:	Patrick C. Gray
Title:	Assistant Secretary (acting as Interim Chief Financial Officer)

March 15, 2006

b)

[Capital One Auto Finance logo]
Capital One Auto Finance
Attn: 31002-0600
3901 Dallas Parkway
Piano, TX 75093

Report of Management on Compliance


We, as members of management of Capital One Auto Finance, Inc. ("COAF") (as successor in interest to Onyx Acceptance Corporation), which is a wholly owned subsidiary of Capital One Financial Corporation, are responsible for complying with the requirements of Sections 2.06(a), 2.14(a), 3.01, 3.07(a), 3.09(a), 3.09(b)(iii), and 3.10 of the Sale
and Servicing Agreement dated as of May 22, 2003 between Onyx Acceptance Corporation ("Onyx") and Merrill Lynch Bank USA, as amended by the Amendment Agreements dated as of January 10, 2005, June 15, 2005, and December 1, 2005, respectively, between Onyx and Merrill Lynch Bank USA (the "Agreement"). We are also responsible for establishing and maintaining effective internal control over compliance with the requirements referred to above.

An evaluation of COAF's compliance with the requirements of Sections 2.06(a), 2.14(a), 3.01, 3.07(a), 3.09(a), 3.09(b)(iii),
and 3. 10 of the Agreement as of December 31, 2005 and for the year then ended has been performed under our supervision. Based on this evaluation, we assert that as of and for the year ended December 31, 2005, COAF complied in all material respects with the requirements of these sections of the Agreement.


Capital One Auto Finance, Inc.

By: /s/ David R. Lawson
Name:	David R. Lawson
Title:	President and Chief Executive Officer

Capital One Auto Finance, Inc.

By: /s/ Patrick C. Gray
Name:	Patrick C. Gray
Title:	Assistant Secretary (acting as Interim Chief Financial Officer)

March 15, 2006


c)

		[Ford logo]

Ford Motor Credit Company
One American Road
P.O. Box 1732
Dearborn, MI 48121

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 7, 2006

Re:	Servicing Agreement between Ford Motor Credit Company,
as Servicer and Merrill Lynch Bank USA, as Purchaser, dated as of May 1, 2003


As of and for the year ended December 31, 2005, Ford Motor Credit Company and its subsidiaries have complied in all material respects with the minimum servicing standatds set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent such procedures are applicable to the requirements of the agreement identified above.


/s/ Terry Chenault
Terry Chenault
President of Global Operations Technology


/s/ Neil Schloss
Neil Schloss
Assistant Treasurer




		[Ford logo]

Ford Motor Credit Company
One American Road
P.O. Box 1732
Dearborn, MI 48121

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 7, 2006

Re:	Servicing Agreement between Ford Motor Credit Company,
as Servicer and Merrill Lynch Bank USA, as Purchaser, dated as of September 1, 2003


As of and for the year ended December 31, 2005, Ford Motor Credit Company and its subsidiaries have complied in all material respects with the minimum servicing standatds set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent such procedures are applicable to the requirements of the agreement identified above.


/s/ Terry Chenault
Terry Chenault
President of Global Operations Technology


/s/ Neil Schloss
Neil Schloss
Assistant Treasurer


d)

[SST logo]

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards


March 29, 2006

Re:  Servicing and Custodian Agreement among Systems & Services
Technologies, Inc., as the Servicer, E-Loan, Inc., as the Administrator, and Merrill Lynch Bank USA, as the Purchaser, dated as of July 14, 2004, as amended

As of and for the year ended December 31, 2005, Systems and Services Technologies, Inc. (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent such procedures are applicable to the requirements of the agreement identified above; provided, however, the following USAP servicing standards do not apply: I.2; I.4; III.3; III.4; V.2; V.3; and V.4.

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $250,000,000 and $50,000,000 respectively.


/s/Glenn Estrella
Glenn Estrella
President and Chief Operations Officer

/s/ Bruce Schnell
Bruce Schnell
Executive Vice President, Chief Financial Officer


/s/ Jorge Bernal
Jorge Bernal
Chief Operating Officer